Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), is dated as of March 28, 2007, by and among Vyyo Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”).

WHEREAS:

A.            The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.            Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement that aggregate principal amount of Convertible Notes, in substantially the form attached hereto as Exhibit B (the “Convertible Notes”), set forth opposite such Investor’s name on the Schedule of Investors (as converted, collectively, the “Conversion Shares”).

C.            The holder of all of the Company’s outstanding Senior Secured Note, dated March 23, 2006, in the aggregate principal amount of $7,500,000 (the “2006 Senior Secured Note”) wishes to amend and restate such 2006 Senior Secured Note in the form attached hereto as Exhibit C hereto.

D.            The Convertible Notes and the Conversion Shares issued pursuant to this Agreement are collectively referred to herein as the “Securities.”

E.             Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (collectively with the Registration Rights Agreement dated March 23, 2006 by and among the Company and the party thereto, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be 10:00 a.m., New York City time, on March 28, 2007 (or such other date and time as is mutually agreed to by the Company and each Investor).

“Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

“Convertible Notes” has the meaning set forth in the Preamble.

“Conversion Shares” has the meaning set forth in the Preamble.

“Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or Nasdaq Capital Market.

“Insignificant Subsidiaries” means Vyyo Brasil Ltd. and SHDIP Ltd.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(j).

“Investor Counsel” means Thelen Reid Brown Raysman & Steiner LLP, counsel to the Investors.

“Knowledge,” including the phrase “to the Company’s knowledge,” and words of similar import shall mean that which Davidi Gilo, Arik Levi, Avner Kol, and Tashia Rivard know or should have known using the exercise of reasonable due diligence.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

“Material Adverse Effect” has the meaning set forth in Section 3.1(a).

“Material Permits” has the meaning set forth in Section 3.1(z).

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Registration Rights Agreement” has the meaning set forth in the Preamble.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” has the meaning set forth in the Preamble.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” has the meaning set forth in the Preamble.

“Significant Subsidiary” has the meaning assigned thereto in Rule 1-02(w) of Regulation S-X, including, but not limited to Vyyo Ltd., a corporation duly incorporated and existing under the laws of the state of Israel,  Xtend Networks Ltd., a corporation duly incorporated and existing under the laws of the state of Israel and Xtend Networks, Inc., a Delaware corporation.

“Subsidiary” means any Person in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the Nasdaq Global Market (or any successor thereto), or (c) if trading ceases to occur on the Nasdaq Global Market (or any successor thereto), any Business Day.

“Trading Market” means the Nasdaq Global Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction” means the transaction contemplated by the Transaction Documents.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto,  the Convertible Notes and the Registration Rights Agreement.

ARTICLE II
PURCHASE AND SALE

2.1 Closing.

(a)   Subject to the terms and conditions set forth in Sections 5.1(a) and 5.2 herein, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Convertible Notes set forth opposite such Investor’s name on Exhibit A hereto under the heading “Convertible Notes.”  The date and time of the Closing and shall be 10:00 a.m., New York City time, on the Closing Date.  The Closing shall take place at the offices of Investor Counsel.

(b)   At the Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that, except as set forth in the SEC Reports (as hereinafter defined) or in the Schedule of Exceptions attached as Exhibit G to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date hereof.  The Schedule of Exceptions shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Schedule of Exceptions shall qualify other sections and subsections in this Section 2 only to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections:

(a)   Organization and Qualification.  Each of the Company and the Significant Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to individually or in the aggregate, (i) materially and adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Significant Subsidiaries, taken as a whole on a consolidated basis or (iii) materially and adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b)   Subsidiaries.  The Company has no direct or indirect Subsidiaries.  The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.  None of the Insignificant Subsidiaries (i) carries on any substantive business operations or activities or (ii) has assets or liabilities in excess of $50,000.

(c)   Authorization; Enforcement.  The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders.  Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d)   No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s or any Significant Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Significant Subsidiary debt or otherwise) or other understanding to which the Company or any Significant Subsidiary is a party or by which any property or asset of the Company or any Significant Subsidiary is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Significant Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Significant Subsidiary is bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

(e)   Authorization of Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive or similar rights of stockholders.  Upon issuance or conversion in accordance with the Convertible Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Conversion Shares.  As of the Closing, the Company shall have reserved from its duly authorized capital stock the number of Conversion Shares issuable upon conversion of the Convertible Notes (without taking into account any limitations on the conversion, or redemption of the Convertible Notes set forth in the Convertible Notes).

(f)    Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f) hereto.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with Section 5 of the Securities Act.  The Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time.

(g)   Consents.  None of the Company nor any of its Significant Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations (which the Company is required to obtain pursuant to the preceding sentence) have been obtained or effected, or will have been obtained or effected, on or prior to the Closing Date, except to the extent that failure to obtain such consent would not be expected to result in a Material Adverse Effect, and the Company and its Significant Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Trading Market.

(h)   SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis.  As of the date hereof, the Company is not aware of any event occurring on or prior to the Closing Date (other than the transactions contemplated by the Transaction Documents) that requires the filing of a Form 8-K after the Closing.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended except as may be indicated in the notes thereto and except, in the case of interim statements, for the absence of footnotes and as permitted by Form 10-Q, subject, in the case of unaudited statements, to normal, year-end audit adjustments.  To the Company’s knowledge, the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, shall be prepared assuming the Company will continue as a going concern and shall not include a “going concern” qualification in the opinion issued by the Company’s accountants.

(i)    No Adverse Changes.  Since the date of the latest unaudited financial statements for the quarter ended September 30, 2006, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services) and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

(j)    Intellectual Property.  To the Company’s knowledge, the Company and the Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, reexams, reissues, divisional continuations, or any patent or application claiming priority therefrom, including any patent that may be issued as a result of an interference action, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property Rights”) necessary for the conduct of their respective businesses described in the SEC Reports, except where such violations or infringements would not reasonably be expected to result in a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property Rights; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property Rights; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s and its Significant Subsidiaries’ rights in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights and (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company and its subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.  All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property Rights which are necessary for the conduct of the Company’s business as currently conducted to which the Company or the Significant Subsidiary is a party or by which any of their respective assets are bound (other than generally commercially available, non-custom, off the shelf software application programs having a retail acquisition price of less than $25,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or the Significant Subsidiaries, as the case may be and, to the Company’s knowledge, the other parties thereto, enforceable in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under such License Agreements.

(k)   Tax Matters.  The Company and each Significant Subsidiary (i) has timely prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be past due by the taxing authority of any jurisdiction, and the Company knows of no basis for such claim.  The Company has not waived or extended any statute of limitations at the request of any taxing authority.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity and the Company is not presently undergoing any audit by a taxing authority.

(l)    Absence of Litigation.  Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Significant Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)  Environmental Matters.  To the Company’s knowledge, the Company and each Significant Subsidiary (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws and (iv) is not subject to any claim relating to any Environmental Laws; which violation, contamination, liability or claim has had or would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

(n)   Compliance.  None of the Company nor any Significant Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Significant Subsidiary under), nor has the Company or any Significant Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(o)   Title to Assets.  The Company and the Significant Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Significant Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Significant Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or would reasonably be expected to result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company and the Significant Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Significant Subsidiaries are in material compliance.

(p)   No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.

(q)   Private Placement.  None of the Company, its Subsidiaries, any of their Affiliates, or any Person acting on their behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(r)    Form S-3 Eligibility.  The Company is eligible to register the Conversion Shares for resale by the Investors using Form S-3 promulgated under the Securities Act.

(s)   Listing and Maintenance Requirements.  The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is in compliance with all such listing and maintenance requirements.

(t)    Registration Rights.  The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied or waived.

(u)   Application of Takeover Protections.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or would become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.

(v)   Disclosure.  Neither this Agreement, nor any of the Transaction Documents, certificates or other documents made or delivered at the Closing, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

(w)  Acknowledgment Regarding Investors’ Purchase of Securities.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the

Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(x)    Insurance.  The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Significant Subsidiaries are engaged.  Neither the Company nor any Significant Subsidiary has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(y)   ERISA.  As of the Closing Date, neither the Company nor any of its Significant Subsidiaries has any obligation or any liability in respect of any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986 or Section 302 of ERISA, and in respect of which the Company or any Significant Subsidiary (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or any multiemployer plan as defined in Section 4001(a)(3) of ERISA.

(z)    Regulatory Permits.  The Company and the Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits does not, individually or in the aggregate, have or result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Significant Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(aa) Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports made on or prior to the date hereof, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Significant Subsidiary or to a presently contemplated transaction (other than for ordinary course services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(bb) Questionable Payments.  Neither the Company nor any Significant Subsidiary, nor, to the Company’s knowledge, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Significant Subsidiary has, in the course of its actions for, or on behalf of, the Company:  (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees from corporate funds; (iii) violated in any respect any provision of the Foreign Corrupt Practices Act of 1977, as amended or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee which, in the aggregate of clauses (i) through (iv) would have a Material Adverse Effect.

(cc) Internal Accounting Controls.  The Company and the Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd) Sarbanes-Oxley Act.  The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(ee) Investment Company.  Neither the Company nor any of its Significant Subsidiaries is (i) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a “holding company” as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

(ff)           Margin Stock.  Neither the Company nor any of the Significant Subsidiaries is engaged principally, or as one of their important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock (as such term is defined in Regulation U).  Immediately before and after giving effect to the sale of the Convertible Notes, Margin Stock will constitute less than 25% of the Company’s assets as determined in accordance with Regulation U.  No part of the proceeds of the Convertible Notes will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulation T, U or X.

3.2   Representations and Warranties of the Investors.  Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)   Organization; Authority.  Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The purchase by such Investor of the Securities hereunder has been duly authorized by all necessary action on the part of such Investor.  This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b)   No Public Sale or Distribution; Investment Intent.  Such Investor is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity.

(c)   Investor Status.  At the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1   Transfer Restrictions.

(a)   The Investors covenant that the Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Securities by an Investor to an Affiliate of such Investor, provided that the transferee makes customary representations to Company and certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Securities.

(b)   Such Investor understands that the instruments representing the Convertible Notes and the stock certificates representing the Conversion Shares until such time as the resale of the Conversion Shares have been registered and sold under the Securities Act, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE

CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities have been registered and sold pursuant to an effective registration statement under the Securities Act or (ii) in connection with a sale, assignment or other transfer, the Company reasonably requests that such holder provide the Company with opinion of counsel reasonably acceptable to the Company that the sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act.

4.2   Furnishing of Information.  So long as any Investor owns any Securities, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  Upon the reasonable request of any Investor, the Company shall deliver to such Investor a written certification of a duly authorized officer as to whether it has complied with the preceding sentence.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of this Section 4.2.

4.3   Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4   Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

4.5   Securities Laws Disclosure; Publicity.  The Company shall, on or before 8:30 a.m., New York time, on the first Trading Day following execution of this Agreement, issue a press release acceptable to the Investors disclosing all material terms of the transactions contemplated hereby.  The Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) within four (4) Business Days of execution of this Agreement describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement in the form required by the Exchange Act.  Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing.  Investors Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Investors for their review.  The Company and the Investors shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor.  Except as required under the Transaction Documents, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the above referenced press release without the express written consent of such Investor.

4.6   Use of Proceeds.  Within two Business Days of the Closing, the Company shall use the net proceeds from the sale of the Securities to redeem the outstanding principal amount, plus all accrued and unpaid interest on such principal amount (the “Redemption”), under (A) the 2006 Senior Secured Note and (B) that certain Promissory Note, dated March 23, 2006, as amended on March 27, 2007 and attached hereto as Exhibit E (the “2006 Promissory Note”, and together with the 2006 Senior Secured Note, the “2006 Notes”).  The Company shall use the remaining net proceeds from the sale of the Securities for working capital and general corporate purposes.  Pending use for working capital and general corporate purposes, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

4.7   .  Short Sales.  The Investor represents, warrants and agrees that, since the date on which any of the Company or first contacted the Investor about the potential sale of the Securities, it has not engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).  Such Investor covenants that it will not engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  Such Investor further covenants that it will not engage in any Short Sales in the Company’s securities for a period of 180 days from the Closing Date.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 3b-3 of the Exchange Act and Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

4.8   . Waiver; Termination of Liens.  Upon Redemption, each holder of the 2006 Notes irrevocably waives any default or breach arising from or related to the 2006 Notes and the transactions contemplated thereby, including, without exception, the Registration Rights Agreement dated March 23, 2006, the Warrant and the 2006 Notes.  Upon Redemption, each Investor previously holding 2006 Notes shall take all action reasonably necessary to terminate any Liens arising from or relating to the 2006 Notes.

ARTICLE V
CONDITIONS

5.1   Conditions Precedent to each Investor’s Obligation to Purchase.  The obligation of each Investor to purchase the Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)           The Company shall have duly executed and delivered to each Investor:

(i)    one or more Convertible Notes with an aggregate principal amount as is set forth opposite such Investor’s name on the Schedule of Investors; and

(ii)   the Registration Rights Agreement.

(b)           Such Investor shall have received the opinion from the Company’s General Counsel, dated as of the Closing Date, in substantially the form of Exhibit F attached hereto.

(c)           The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate and Bylaws of the Company and certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company.

(d)           The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor.

(e)   The Common Stock (i) shall be authorized for quotation on the Nasdaq Global Market (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Nasdaq Global Market from trading on the Nasdaq Global Market nor shall suspension by the SEC or the Nasdaq Global Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Nasdaq Global Market or (B) by falling below the minimum listing maintenance requirements of the Nasdaq Global Market.

(f)    The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, except for those consents and approvals set forth in Sections 3.1(d), 3.1(g) and 3.1(i) to the Schedule of Exceptions.

(g)   The Investors shall have received all fees and other amounts due and payable on or prior to the Closing Date pursuant to Section 6.2 hereof.

(h)   The Company shall have delivered to such Investor such other documents relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

5.2   Conditions Precedent to the Obligations of the Company.  The Company’s obligation to sell and issue the Securities at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

(a)   The Investors shall have delivered payment of the purchase price to the Company for the Securities.

(b)   Any authorization, approval, or permit of any governmental authority or regulatory body  required to be obtained by the Company or any of the Investors in connection with the issuance of and sale of the Securities and the performance of the obligations in this Agreement shall have been obtained and effective as of the Closing Date.

(c)   The representations and warranties made by the Investors in Section 3.2 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date as if made on and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date; and the representations and warranties made by the Investors in Section 3.2 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date as if made on and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(d)   All covenants, agreements and conditions contained in this Agreement to be performed, satisfied or complied with by the Investors on or prior to the Closing Date shall have been performed, satisfied or complied with in all material respects.

ARTICLE VI
MISCELLANEOUS

6.1   Termination.  This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the third Business Day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

6.2   Fees and Expenses.  At the Closing, the Company shall pay to the Investor Counsel an aggregate of up to $25,000 for the legal fees and expenses incurred or to be incurred in connection with its due diligence and the preparation and negotiation of the Transaction Documents.  The Company further agrees it shall pay to the Investor Counsel an aggregate of up to $50,000 for the legal fees and expenses incurred or to be incurred in connection and the registration of the Securities under the Registration Rights Agreement upon the effectiveness of such registration statement.  In lieu of the foregoing payment, the Investor may retain such amount at the Closing or require the Company to pay such amount directly to Investor Counsel.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the initial sale and issuance of their applicable Securities to the Investors, including the conversion of the Convertible Notes.

6.3   Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company and the Investors will execute and deliver such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4   Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section  prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

6.5   Amendments; Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investors holding a majority of the principal amount of the Convertible Notes.  Subject to the preceding sentence, any amendment or waiver effected in accordance with this Section shall be binding upon all parties to this Agreement, including, without limitation, any Investors who may not have executed such amendment or waiver.

6.6   Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors.  Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

6.8   Governing Law; Venue; Waiver of Jury Trial.  THE CORPORATE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

6.9   Survival.  The representations and warranties, agreements and covenants contained herein shall survive the Closing.

6.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.13 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

6.14 Other Engagements and Activities.  The investment in the Company made by Goldman, Sachs & Co. (“Goldman Sachs” and, together with any other affiliate of Goldman Sachs, the “GS Entities” or the “GS Entity”) pursuant to this Agreement, and any subsequent investments in the Company by any GS Entity after the date hereof, is made notwithstanding any engagement, prior to or subsequent to the date hereof, by the Company, of any GS Entity as financial advisor, agent or underwriter to the Company.  Notwithstanding anything in the Transaction Documents to the contrary, no GS Entity shall be restricted in any way from engaging in any brokerage, investment advisory, financial advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of Goldman Sachs’ business.  Further, neither the Company nor any Subsidiary shall have any right, by virtue of any of the Transaction Documents to, in or to such other ventures or activities of any GS Entity, or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper.  Any GS Entity shall have the right to take for its own account or to recommend to others, any investment opportunity including investment opportunities that may be competitive with or involve the same line of business as that conducted or proposed to be conducted from time to time by the Company.

6.15 No Promotion.  Except as otherwise required by law and as provided in Section 4.5 herein, the Company agrees that it will not, without the prior written consent of Goldman Sachs in each instance, (i) use in advertising, publicity, or otherwise the name of any GS Entity, or any partner or employee of any GS Entity, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by any GS Entity or (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by any GS Entity.  This provision shall survive termination of the Transaction Documents.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VYYO INC.

By:	/s/ Wayne H. Davis
Name: Wayne H. Davis
Title: CEO

Address for Notice:

6625 The Corners Parkway Suite 100 Norcross, Georgia 30092 Telephone: (678) 282-8000 Facsimile: (770) 446-1110 Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, CA 94301 Telephone: (650) 470-4500 Facsimile: (650) 470-4570 Attention: Gregory Smith, Esq.

Investor Signature Page

By its execution and delivery of this signature page, the undersigned Investor hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement dated as of March 28, 2007 (the “Purchase Agreement”) by and among Vyyo Inc. and the Investors (as defined therein), as to the number of shares of Convertible Notes set forth below, and authorizes this signature page to be attached to the Purchase Agreement or counterparts thereof.

GOLDMAN, SACHS & CO.

By:	/s/ Nick Advani
Name: Nick Advani
Title: Managing Director

Address for Notice:

Goldman, Sachs & Co. One New York Plaza New York, NY 10004 Telephone: (212) 902-4934 Facsimile: (212) 346-3124 Attention: Nick Advani

with a copy to:

Goldman, Sachs & Co. One New York Plaza New York, NY 10004 Facsimile: (212) 256-4104 Telephone: (212) 902-7952 Attention: Connie J. Shoemaker

and

Thelen Reid Brown Raysman & Steiner LLP 875 Third Avenue New York, NY 10022 Facsimile: (212) 603-2001 Telephone: (212) 603-2108 Attention: Stuart Bressman, Esq.

Exhibits:
A	Schedule of Investors

B	Form of Convertible Note

C	Form of Amended and Restated Senior Secured Note

D	Form of Registration Rights Agreement

E	Promissory Note, dated March 23, 2006, as amended on March 27, 2007

F	Form of Opinion of Company’s General Counsel

G	Schedule of Exceptions

Exhibit A

Schedule of Investors

Investor	Convertible Note Purchase Price
Goldman, Sachs & Co.	$35,000,000
TOTAL	$35,000,000